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                                                                    Exhibit 99.2

                  FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned shareholder hereby appoints Allan R. Thoren and Neil Schmidgall and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock of First Federal Holding
Company of Morris, Inc. held of record as of                 , 2000, which the
undersigned would be entitled to vote if personally present at the Special
Meeting of Shareholders to be held on                 , 2000, at           ,
local time, at the Company's corporate headquarters, located at 532 Atlantic Avenue, Morris, Minnesota 56267, and at any adjournment or adjournments thereof, upon the following matters:

                  Proposal to approve the Plan of Merger and the Agreement and Plan of Reorganization providing for the merger of First Federal Holding Company of Morris, Inc. into Northern Star Financial, Inc., with Northern Star Financial, Inc. to be the surviving corporation, copies of which Plan of Merger and Agreement and Plan of Reorganization are attached as Annex A to the Proxy Statement/Prospectus for the Special Meeting.

      [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

            (Continued and to be signed and dated on the other side)

                  This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will be voted FOR approval of the Plan of Merger and Agreement and Plan of Reorganization. If this proxy is not returned, the effect will be a vote against the Merger. The persons acting as proxies will have discretion to vote on any other matters properly presented for consideration at the Special Meeting or any adjournment or adjournments thereof in accordance with their best judgment.

                  IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

Dated:
      --------------------------

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                                 (Please sign name exactly as it appears hereon)


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                                 (Signature of joint owner, if any)

                                 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO FIRST FEDERAL HOLDING COMPANY OF MORRIS, INC., 532 ATLANTIC AVENUE, P.O. BOX 656, MORRIS, MINNESOTA 56267, ATTENTION: ALLAN
                                 R. THOREN.